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                         NETSCAPE COMMUNICATIONS CORPORATION

                          DECLARATION OF REGISTRATION RIGHTS


    This Declaration of Registration Rights ("DECLARATION") is made as of ____________, 199__ by Netscape Communications Corporation, a Delaware corporation ("NETSCAPE"), for the benefit of GE Information Services, Inc., a Delaware corporation ("GEIS"), in connection with GEIS acquiring shares of Common Stock of Netscape pursuant to that certain Purchase Agreement dated as of November __, 1997 (the "PURCHASE AGREEMENT"), between Netscape and GEIS.

1.  DEFINITIONS.  As used in this Declaration:

    a.   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    b.   "SECURITIES ACT" means the Securities Act of 1933, as amended.

    c. "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Netscape with the Commission.

    d. "HOLDER" means: (i) GEIS for so long as GEIS continues to hold Registrable Securities issued pursuant to the Purchase Agreement, or (ii) a transferee of Registrable Securities by a Holder, to whom registration rights under this Declaration are assigned pursuant to Section 10 of this Declaration.

    e. "REGISTRABLE SECURITIES" means (i) with respect to each Holder, the shares of Netscape Common Stock initially issued to GEIS pursuant to the Purchase Agreement or subsequently transferred by GEIS or another Holder to such Holder pursuant to Section 10 of this Declaration, together with all other shares of Netscape Common Stock issued in respect thereof (by way of stock split, dividend or otherwise), and (ii) with respect to all Holders, the aggregate of all Registrable Securities held by all such Holders. Registrable Securities shall not include any shares of Netscape Common Stock transferred by a Holder pursuant to Section 10 hereof to any person who does not agree to be bound by the terms of this Declaration.

    f.   "SEC" means the Securities and Exchange Commission.

    Capitalized terms not otherwise defined herein have the meanings given to them in the Purchase Agreement.

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    2.   REGISTRATION.  Netscape shall use commercially reasonable efforts to cause the Registrable Securities held by each Holder following the Acquisition to be registered under the Securities Act so as to permit the resale thereof as soon as practicable after the Closing Date, and in connection therewith shall prepare and file with the SEC as soon as practicable after the Closing Date, but in no event later than seven (7) days immediately following the Closing Date, and shall use its commercially reasonable efforts to cause to become effective as soon as practicable thereafter, a registration statement on Form S-3 covering the resale of the Registrable Securities pursuant to Rule 415 under the Securities Act; provided, however, that each Holder shall provide all such information and materials to Netscape and take all such action as may be required in order to permit Netscape to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of Netscape pursuant to this Declaration. Netscape shall not be required to effect more than one (1) registration under this Declaration.

    3.   POSTPONEMENT OF REGISTRATION.  Notwithstanding the provisions of
Section 2 above, Netscape shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to
Section 2 (i) for three (3) business days after the SEC has informed Netscape that it will not review such registration statement or that the SEC has no further comments on such registration statement (either event, the "SEC CLEARANCE DATE") and (ii) for a reasonable period of time after the SEC Clearance Date, but not in excess of thirty (30) days after the SEC Clearance Date, if the Chief Executive Officer or Chief Financial Officer of Netscape, acting in good faith, determines and advises GEIS in writing that there exists any material nonpublic information about Netscape the disclosure of which would not be in the best interests of Netscape's stockholders, which information would otherwise be required by the Securities Act to be disclosed in the registration statement to be filed pursuant to Section 2 above or required by the Exchange Act to be disclosed in any filing under the Exchange Act.

    4. OBLIGATIONS OF NETSCAPE. Subject to the limitations of Sections 5 and 11, Netscape shall (i) keep the registration statement filed in accordance with
Section 2 hereof effective and current until the earlier of (A) one (1) year after the Closing Date or (B) such time as all Registrable Securities have been sold thereunder or otherwise; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Netscape shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the Registrable Securities under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Netscape shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified); (v) promptly notify the Holders when such registration statement or the prospectus included therein or any prospectus

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amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (vi) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall conform to the requirements of The Nasdaq National Market or any securities exchange on which the Registrable Securities are then listed or admitted to trading; and (vii) use its commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange or quotation system on which the publicly traded securities of Netscape are then listed or quoted.

    5. SELLING PROCEDURES. Any sale of Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof shall be subject to the following conditions and procedures:

         (a) STOCKHOLDER NOTICE: The selling Holder shall provide written notice ("STOCKHOLDER NOTICE") to Netscape no less than five (5) business days prior to such Holder's intended sale in substantially the form of ANNEX A attached hereto. Within two (2) business days of receipt of the Stockholder Notice, Netscape will inform such Holder in writing if the registration statement and final prospectus then on file with the SEC is current and otherwise complies with the Securities Act such that sales may be made thereunder. After receipt of notice from Netscape that the registration statement is current and complies with the Securities Act, such Holder shall then have ten (10) business days after the date of the intended sale, as specified in the Stockholder Notice, to sell the Registrable Securities proposed to be sold. After such ten (10) day period, the seller shall once again comply with the procedures set forth in this Section 5(a) prior to any further sales;

         (b) UPDATING THE PROSPECTUS: If Netscape informs the selling Holder that the registration statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, Netscape shall use commercially reasonable efforts to provide to the selling Holder and file with the SEC, if necessary, a current prospectus that complies with the Securities Act on or before the date of the intended sale of the Registrable Securities as disclosed in the Stockholder's Notice, or, if it is not possible for such current prospectus to be delivered on such date, then as soon as possible thereafter; PROVIDED that no more than two (2) times during any 12-month period, Netscape may delay the preparation of and delivery to the Holders of a current prospectus for up to thirty (30) days on each such occasion if the Chief Executive Officer or Chief Financial Officer of Netscape, acting in good faith, determines and advises GEIS in writing that there exists any material nonpublic information about Netscape the disclosure of which would not be in the best interests of Netscape's stockholders, and which information would otherwise be required by the Securities Act to be disclosed in such current prospectus or required by the Exchange Act to be disclosed in any filing under the Exchange Act;

         (c) GENERAL: Notwithstanding the foregoing, Netscape shall notify each Holder (A) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement,
(B) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending

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the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (C) of the receipt by Netscape of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (D) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such event, Netscape may suspend use of the prospectus on written notice to each Holder, in which case each Holder shall not dispose of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by Netscape that the use of the applicable prospectus may be resumed. Netscape shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. Subject to the provisions of Sections 5(a) and 5(b), Netscape shall, upon the occurrence of any event contemplated by clause (D), as soon as practicable but in any event within 15 days, prepare and file with the SEC a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    6. AVAILABILITY OF FORM S-3. Netscape represents that it is currently eligible to utilize Form S-3 for the registration for resale of its Common Stock.

    7. EXPENSES. Netscape shall pay all of the out-of-pocket expenses incurred, other than underwriting or selling discounts and commissions and the fees and disbursements of any counsel retained by GEIS, in connection with the registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, National Association of Securities Dealers, Inc. and blue sky registration and filing fees, listing or quotation fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Netscape's outside counsel and independent accountants.

    8. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

         (a) INDEMNIFICATION BY NETSCAPE: Netscape will indemnify each Holder, such Holder's directors and officers and each person controlling a Holder, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue

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statement) of a material fact contained in any registration statement, final prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Declaration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Netscape of any rule or regulation promulgated under the Securities Act or state securities laws applicable to Netscape in connection with any such registration, and subject to
Section 8(c), will reimburse each such Holder, and each person controlling such Holder, for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Netscape will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Netscape by such Holder or controlling person and stated to be specifically for use therein.

         (b) INDEMNIFICATION BY HOLDERS: Each Holder will indemnify Netscape, each of its directors and officers, each underwriter, if any, of Netscape's securities covered by such a registration statement and each person who controls Netscape or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, final prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Declaration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Netscape, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Netscape by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be several and not joint and shall be limited to the net proceeds (after expenses and commissions) from the sale of Registrable Securities by such Holder as contemplated herein.

         (c) DEFENDING CLAIMS: Each party entitled to indemnification under this Section 8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or

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litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within sixty days after the Indemnifying Party receives notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability with respect to such claim or litigation.

         (d)  CONTRIBUTION:  If the indemnification provided for in this
Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any claim, loss, damage or liability referred to herein, then the Indemnifying Party, to the extent such indemnification is unavailable, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative benefit to or fault of the Indemnifying Party and Indemnified Parties in connection with the actions that resulted in such claims, losses, damages and liabilities. The relative benefit to such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, the gross proceeds received by each such party from the sale of Registrable Securities in the manner contemplated hereby and the benefit received by Netscape in consideration for the issuance of the Registrable Securities pursuant to the Purchase Agreement. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the claims, losses, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party. Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute any amount in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities giving rise to such claims, losses, damages or liabilities.

         (e) The obligations of Netscape and each Holder under this Section 8 shall survive the completion of any offering of stock pursuant to a registration statement under this Declaration.

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    9.   REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.  Netscape agrees to:

         (a) use all commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Netscape under the Securities Act and the Exchange Act; and

         (b) furnish to each Holder forthwith upon request (i) a written statement by Netscape that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies), (ii) a copy of the most recent annual or quarterly report of Netscape and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.

    10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of a Holder pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) Netscape is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and a copy of a duly executed written instrument in form reasonably satisfactory to Netscape pursuant to which such transferee assumes all of the obligations and liabilities of its transferor hereunder, agrees itself to be bound hereby and provides Netscape with such reasonable information as Netscape may request to permit the transferee to sell such Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof, and (b) immediately following such transfer, the disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

    11. AMENDMENT OF REGISTRATION RIGHTS. The Holders of a majority of the Registrable Securities then outstanding may, with the consent of Netscape, amend the registration rights granted hereunder.

    12. TERMINATION. The registration rights set forth in this Declaration shall terminate with respect to a Holder (and the shares held by such Holder shall cease to constitute Registrable Securities) upon the earlier of (i) such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a three-month period in accordance with Rule 144 under the Securities Act and (ii) one year following the Closing Date of the Acquisition.

    13. OBLIGATIONS OF HOLDERS. By exercising any rights hereunder, each Holder shall be deemed to assume all obligations of a Holder hereunder as though such Holder were a signatory hereto. Netscape may require Holders to execute an instrument whereby such Holders expressly assume all obligations of Holders hereunder as a condition precedent to any obligations of Netscape hereunder.

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                                                                         ANNEX A

                                  STOCKHOLDER NOTICE

IN ORDER THAT THE PROPOSED SALE OF THE SUBJECT SHARES MAY BE EFFECTED PLEASE PROMPTLY FAX OR MAIL THIS NOTICE TO:

NETSCAPE COMMUNICATIONS CORPORATION
501 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CA 94043
ATTENTION:  MONICA VOLTA, STOCK ADMINISTRATOR
    FAX: (650) 428-4363
    PH:  (650) 937-5890

RE: NETSCAPE

Pursuant to Section 5(a) of the Declaration of Registration Rights attached as EXHIBIT C to that certain Purchase Agreement dated November 6, 1997 between Netscape Communications Corporation, a Delaware corporation ("NETSCAPE"), and GE Information Services, Inc., a Delaware corporation ("GEIS"), please be advised that it is the intention of ____________________________________________ (name of Selling Stockholder) to sell __________ shares of the Common Stock (the "SHARES") of Netscape on ___________ (date of intended sale).

Please provide Netscape's written confirmation that the registration statement on Form S-3 (Registration No. 333-_______), as amended (if amended), and the related final Prospectus, as amended or supplemented (if amended or supplemented), on file with the Securities and Exchange Commission as of the date hereof is current and that the sale discussed in the above paragraph can be made within ten (10) business days of the intended sale date by countersigning below. Return Netscape's written confirmation to the undersigned at the following address: _________________________________________ or fax it to the
undersigned at _____________________________.


Date:                             STOCKHOLDER:
      -------------------

                                   --------------------------------------
                                  (Name of Stockholder)


                                   --------------------------------------
                                  (Authorized Signatory)


                                   --------------------------------------
                                  (Title, if applicable)

Acknowledged and confirmed by Netscape this        day of              199   .
                                            ------        ------------    ---


By:
   -----------------------------
       Name:
       Title: